CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Gum Tech International, Inc., of our report dated February 5, 1999, except for the last paragraph of Note 14 as to which the date is March 30, 1999, which appears on page F-1 of Gum Tech International, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1998, and the reference to our firm under the caption "Experts" in the Prospectus contained in said Registration Statement.

                                        Angell & Deering
                                        Certified Public Accountants

Denver, Colorado
November 22, 1999